UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2014

EUROSITE POWER INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54484	27-5250881
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 8, 2014, EuroSite Power Inc. (the Company), entered into a subscription agreement with an offshore individual investor, pursuant to which the investor purchased 2,000,000 shares of the Company’s common stock and a three-year warrant to purchase up to 2,000,000 shares of the Company’s common stock with an exercise price of $0.60 per share for an aggregate purchase price of $1,000,000. The foregoing descriptions are qualified in their entirety by reference to the full text of the subscription agreement and the warrant that are attached hereto as Exhibits 10.1 and Exhibit 4.1, respectively, and incorporated by reference herein. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02. The securities of the Company described therein have not been registered under the Securities Act of 1933 in reliance on the exemption contained therein in Section (4)(a)(2) and/or the Rule 506(b) exemption thereunder and/or Regulation S thereunder.

Item 9.01. Financial Statements and Exhibits.

See the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROSITE POWER INC.
Date:	October 8, 2014
		By:	/s/ Gabriel Parmese
Gabriel Parmese, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant issued by the Company, dated October 8, 2014 (included as Exhibit A to the following Exhibit 10.1).

10.1	Subscription Agreement by and between the Company, dated October 8, 2014.

99.1	Press Release dated October 9, 2014.